CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the use of our report dated November 18, 2016 on the financial statements of Peachtree Alternative Strategies Fund as of October 31, 2016, and to all references to our firm under the headings “Independent Registered Public Accountant” and “Independent Registered Public Accounting Firm and Legal Counsel” in the Registration Statement under the Securities Act of 1933 and the Registration Statement under the Investment Company Act of 1940 to the Peachtree Alternative Strategies Fund’s Registration Statement on Form N-2.

Cohen & Company, Ltd.
Cleveland, Ohio
May 5, 2017